SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2005

LAYNE CHRISTENSEN COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	33-48432	48-0920712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205

(Address of Principal Executive Offices)

(913) 362-0510

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF$ 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     At a meeting of the Board of Directors of Layne Christensen Company, held on June 9, 2005, the Board increased the annual fees paid to its Chairman and set the goals for the executive officers of the Company to qualify for a bonus under the Company’s Executive Incentive Compensation Plan for the fiscal year ended January 31, 2006.

     The current compensation payable to each director of the Company who is not an employee of the Company for their service as a director is as follows:

Board of Directors
Annual Retainer (Chairman only):	$75,000
Annual Retainer (all other directors):	$18,000
Board of Directors Meetings (in person):	$1,000
Board of Directors Meetings (via teleconference):	$1,000
Audit Committee
Annual Retainer (Chairman only):	$3,000
Committee Meetings (in person or via teleconference):	$500
Compensation Committee
Annual Retainer (Chairman only):	$1,500
Committee Meetings (in person or via teleconference):	$500
Nominating & Corporate Governance Committee
Annual Retainer (Chairman only):	$1,500
Committee Meetings (in person or via teleconference):	$500
Other Committees
Committee Meetings (in person or via teleconference):	$500

Each member of the Board of Directors who is not an employee of the Company also received an initial grant of options for the purchase of 3,000 shares of the Company’s common stock. In addition, each member of the Board of Directors who is not an employee of the Company, except the Chairman, will receive a grant of options for the purchase of 2,000 shares of the Company’s common stock at each Annual Meeting of the Shareholders of the Company. The Chairman of the Company’s Board of Directors will receive a grant of options for the purchase of 4,000 shares of the Company’s common stock at each Annual Meeting of the Shareholders of the Company.

     Awards under the Company’s Executive Incentive Compensation Plan for the fiscal year ended January 31, 2006 will consist of three components: (i) an objective component, (ii) a subjective component, and (iii) a discretionary component. The objective component will make up 70% of the award, with 35% based on the achievement of a set net income goal and 35% based on the achievement of a set goal for the return on net assets of the Company. The objective award for the division presidents will be weighted the same, but will be based on the achievement of set goals for the earnings before interest and taxes (EBIT) of their respective division and return on assets of their respective division. The subjective component will make up 20% of the award and will be based on the achievement of specific goals relating to information technology, financial controls, safety and litigation. The specific goals for the division presidents relate to gross profit percentages, collection indices and safety statistics. The discretionary component will make up the remaining 10% of award and will be determined by the Board of Directors for Mr. Andrew B. Schmitt, the Company’s President and Chief Executive Officer, and by Mr. Schmitt as to each of his direct reports.

SECTION 8 – OTHER EVENTS

ITEM 8.01     OTHER EVENTS.

     On June 10, 2005, Layne Christensen Company issued a press release announcing Robert J. Dineen’s resignation as Chairman of Layne’s Board of Directors and the election of David A.B. Brown, a current director of Layne, to replace Mr. Dineen as Chairman. Mr. Dineen will remain a director of Layne following his resignation as Chairman. A copy of the Press Release is attached as Exhibit 99.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99 Press Release issued by Layne Christensen Company, dated June 10, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAYNE CHRISTENSEN COMPANY

Date: June 13, 2005	By	/s/ A. B. Schmitt

Name: Andrew B. Schmitt Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99	Press Release issued by Layne Christensen Company, dated June 9, 2005 .